As filed with the Securities and Exchange Commission on May 8, 2013.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-0693330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7200

(Address of Principal Executive Offices)

DUCOMMUN INCORPORATED 2013 STOCK INCENTIVE PLAN

(Full Title of the Plans)

JAMES S. HEISER

Vice President,

General Counsel and Secretary

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7200

(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	240,000	$25.035	$6,008,400	$819.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $0.01 per share (the “Common Stock”) that become available under the Ducommun Incorporated 2013 Stock Incentive Plan (the “Plan”) in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Ducommun Incorporated’s Common Stock, as reported on the New York Stock Exchange on May 2, 2013.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Ducommun Incorporated (the “Company” or the “Registrant”), relating to 240,000 shares of the Registrant’s Common Stock which may be issued pursuant to awards under the Ducommun Incorporated 2013 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference into this Registration Statement and made a part hereof:

(1)	The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 30, 1996, as subsequently amended from time to time.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters relating to the valid issuance of the shares of Common Stock of the Company covered by the Plan have been passed upon by James S. Heiser, Vice President, General Counsel and Secretary of the Company. Mr. Heiser is paid a salary by the Company, is eligible to participate in the Plan and other stock incentive plans of the Company, and owns and has options to purchase shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The Restated Certificate of Incorporation, as amended, and Bylaws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the extent permitted under each agreement. The Company has also purchased director and officer liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990).

4.2*	Certificate of Amendment of Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998).

4.3*	Bylaws as amended and restated on March 19, 2013 (incorporated by reference to Exhibit 99.1 to Form 8-K filed March 22, 2013).

4.4*	Amendment No. 1 to Bylaws (incorporated by reference to Exhibit 99.1 to Form 8-K filed May 3, 2013).

4.5	Ducommun Incorporated 2013 Stock Incentive Plan.

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 8th day of May, 2013.

DUCOMMUN INCORPORATED

By:	/s/ James S. Heiser
James S. Heiser
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James S. Heiser such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 8, 2013

/s/ Joseph P. Bellino Joseph P. Bellino	Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2013

/s/ Douglas L. Groves Douglas L. Groves	Vice President and Controller (Principal Accounting Officer)	May 8, 2013

/s/ Richard A. Baldridge Richard A. Baldrige	Director	May 8, 2013

/s/ Joseph C. Berenato Joseph C. Berenato	Director	May 8, 2013

/s/ Gregory S. Churchill Gregory S. Churchill	Director	May 8, 2013

/s/ Ralph D. Crosby, Jr. Ralph D. Crosby, Jr.	Director	May 8, 2013

/s/ Robert C. Ducommun Robert C. Ducommun	Director	May 8, 2013

/s/ Dean M. Flatt Dean M. Flatt	Director	May 8, 2013

/s/ Jay L. Haberland Jay L. Haberland	Director	May 8, 2013

/s/ Robert D. Paulson Robert D. Paulson	Director	May 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990).

4.2*	Certificate of Amendment of Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998).

4.3*	Bylaws as amended and restated on March 19, 2013 (incorporated by reference to Exhibit 99.1 to Form 8-K filed March 22, 2013).

4.4*	Amendment No. 1 to Bylaws (incorporated by reference to Exhibit 99.1 to Form 8-K filed May 3, 2013).

4.5	Ducommun Incorporated 2013 Stock Incentive Plan.

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.